UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 16, 2006

STAR ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-29323 (Commission File Number)	87-0643634 IRS Employer Identification No.)

245 Park Avenue, 24th and 39th Floors
New York, New York 10167
(Address of Principal Executive Offices)
(Zip Code)

212-792-4334
(Registrant's Telephone Number, Including Area Code)

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Employment Agreement

Effective November 16, 2006, the Registrant entered into an Employment Agreement with Patrick J. Kealy (the “Agreement”), pursuant to which Mr. Kealy will be employed as the Chief Executive Officer and President of the Registrant. The Agreement provides that Mr. Kealy will receive a salary of $150,000 during the one-year term. In addition to his salary, Mr. Kealy will receive 300,000 shares common stock of the Registrant. The Agreement also provides that Mr. Kealy’s employment may be terminated by the Registrant or Mr. Kealy for any reason or without reason at any time within the first three month period of the term. Upon such termination, 250,000 of the 300,000 shares shall be returned to the Registrant and be cancelled.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2006, Marcus Segal resigned from his positions as the Chief Executive Officer and President of the Registrant. As of the same date, the board of directors of the Registrant appointed Patrick J. Kealy the Chief Executive Officer and President of the Registrant.

Mr. Kealy possesses over 30 years of experience in financial services, including investment management in Russia. Immediately prior to joining the Registrant, Mr. Kealy enjoyed a tenure as Chairman of SwissFone International, Ltd, an international long distance service provider. He was also the Chairman of the Board of Telemetrix Inc., a publicly trade company, from April 15, 2004 through September 3, 2004. Mr. Kealy held various management positions in investment firms from 1965 to 2002. Mr. Kealy graduated from Notre Dame University in 1965 with a BBA Degree in Finance.

Simultaneously with his resignation, Marcus Segal was appointed by the board of directors of the Registrant as the Chief Financial Officer of the Registrant to serve until his successor is duly elected and qualified. Mr. Segal remains a director of the Registrant.

Mr. Kealy has not been affiliated with any company that has filed for bankruptcy within the last five years. Mr. Kealy does not have any family relationships with any of the other directors or executive officers of the Registrant. There were no transactions during the last two years, or any proposed transactions, to which the Registrant was or is to be a party, in which Mr. Farrill had or is to have a direct or indirect material interest.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description

10.5	Employment Agreement dated November 16, 2006, between the Registrant and Patrick J. Kealy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2006	STAR ENERGY CORPORATION By: /s/ Patrick J. Kealy Name: Patrick J. Kealy Title: President, Chief Executive Officer